Exhibit 99.1

High Roller Technologies and Power Protocol Partner to Introduce Web-3 Enabled Incentive-Driven Engagement

High Roller plans to introduce Web3-enabled incentives to reshape player engagement.

Las Vegas, NV, Jan. 15, 2026 (GLOBE NEWSWIRE) -- High Roller Technologies, Inc. (“High Roller”) (NYSE: ROLR), a publicly listed global operator of premium online casino brands, today announced a strategic collaboration with Power Protocol to explore next-generation Web3-enabled engagement models. The initiative will assess how incentive-based user experiences can be responsibly deployed at scale to deepen engagement and unlock new revenue opportunities across regulated digital entertainment markets.

The collaboration brings together High Roller’s emerging global online gaming footprint and Power Protocol’s high-intent incentive infrastructure to assess how mission-based rewards, behavioral incentives, and co-created user experiences can be responsibly integrated into consumer-friendly products at scale. The initiative will focus on expanding engagement, improving retention, and enabling new forms of value exchange beyond traditional advertising and promotion mechanics.

Seth Young, Chief Executive Officer at High Roller, said:
“This collaboration allows us to evaluate new engagement frameworks that align with how digital consumers interact today. We’re focused on responsibly testing incentive-driven models that could enhance user engagement and open the door to incremental revenue opportunities within regulated markets.”

Under the collaboration, the companies will evaluate how Power Protocol’s incentive layer can support responsible engagement across High Roller’s award-winning casino brands, including, High Roller and Fruta. Areas of exploration include geofenced activations, co-created reward experiences, and ecosystem integrations designed to surface relevant incentives to users while maintaining compliance with applicable regulatory, licensing, and responsible gaming standards.

High Roller offers more than 6,000 premium games from over 90 leading providers, spanning slots, table games, live dealer experiences, and more.

Seth Young, Chief Executive Officer at High Roller, said:
“We continuously evaluate emerging technologies that may enhance responsible consumer engagement and improve the player experience within our markets of focus. This collaboration allows us to explore a high-upside, innovative engagement framework within the Web3 ecosystem, and we are excited about the potential of this partnership relationship to expand into new markets and deliver additional revenue streams.”

Power Protocol is built on the same proven behavioral and viral mechanics behind the successful mobile game Fableborne, enabling applications to route incentives directly to users in ways that drive meaningful action rather than passive impressions.

Kam Punia, Leading Contributor at Power Protocol Limited, said:
“Power Protocol was designed to help applications reward meaningful user behaviour, not passive impressions. Working with High Roller gives us the opportunity to explore co-created experiences and expand access to new, high-intent audiences across established markets.”

The collaboration aligns with both companies’ strategic focus on responsible innovation, sustainable growth, and expanded digital engagement. As part of the initiative, the parties will assess technical feasibility, compliance considerations, and product pathways for safely deploying incentive-driven engagement models in regulated environments.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

About Power Protocol

Power Protocol is a consumer applications and infrastructure company focused on building high-quality interactive experiences and next-generation engagement systems. The protocol originated from Fableborne, a flagship, mass-market mobile game developed in close partnership with an established games studio, where its engagement, retention, and monetization mechanics were designed, tested, and refined at scale.

Built on this foundation, Power Protocol operates as a high-intent distribution and incentive layer that helps consumer applications replace traditional advertising models with mission-based rewards, behavioural incentives, and value-recycling loops. The protocol combines proven product design, behavioural economics, and scalable infrastructure to drive sustainable user growth without disrupting familiar Web2 user experiences.

Power Protocol is supported by long-term partners and backers across gaming, Web3, and consumer technology.

For more information, visit: https://powerprotocol.xyz/en

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039